                                                                    EXHIBIT 99.1

               CAPITAL ACCUMULATION PLAN FOR
               EMPLOYEES OF PFF BANK & TRUST

               Financial Statements and Supplemental Schedules

               December 31, 1997 and 1996

               (With Independent Auditors' Report Thereon)

                         CAPITAL ACCUMULATION PLAN FOR
                         EMPLOYEES OF PFF BANK & TRUST

            Index to Financial Statements and Supplemental Schedules
            --------------------------------------------------------

                                                                                      Page
                                                                                      ----
Independent Auditors' Report                                                             1

Statements of Net Assets Available for Benefits, with Fund Information
     December 31, 1997 and 1996                                                        2-3
Statements of Changes in Net Assets Available for Benefits, with Fund Information
     Years ended December 31, 1997 and 1996                                            4-5
Notes to Financial Statements                                                            6

                                                                                    Schedule
                                                                                    --------
Line 27a - Schedule of Assets Held for Investment Purposes - December 31, 1997          1

Line 27d - Schedule of Reportable Transactions - Year ended December 31, 1997           2

                         INDEPENDENT AUDITORS' REPORT

The Plan Administrator
Capital Accumulation Plan
 for Employees of PFF Bank & Trust:

We have audited the accompanying statements of net assets available for benefits of the Capital Accumulation Plan for Employees of PFF Bank & Trust (the Plan), formerly the Capital Accumulation Plan for Employees of Pomona First Federal Savings and Loan Association, as of December 31, 1997 and 1996 and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1997 and 1996 and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The Fund Information in the statements of net assets available for benefits and the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of each fund. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

Orange County, California
June 19, 1998

                         CAPITAL ACCUMULATION PLAN FOR
                         EMPLOYEES OF PFF BANK & TRUST

                       Statement of Net Assets Available
                      for Benefits with Fund Information

                         Year ended December 31, 1997


                                              Franklin       T. Rowe Price         Vanguard         Vanguard
                                              Small Cap      International     Index Trust 500     Wellington
                                             Growth Fund      Stock Fund           Portfolio          Fund
                                             -----------     -------------     ---------------     ----------
Investments:
Cash and cash equivalents                     $      --                --                  --             --
Certificates of deposit                              --                --                  --             --
Mutual funds                                   1,528,008           566,554           2,577,910      1,761,350
Common stock                                         --                --                  --             --
Loans to participants                                --                --                  --             --
                                              ----------           -------           ---------      ---------
     Total investments at fair value           1,528,008           566,554           2,577,910      1,761,350

Receivables -- employer contribution                 --                --                  --             --
                                              ----------           -------           ---------      ---------

     Net assets available for plan benefits   $1,528,008           566,554           2,577,910      1,761,350
                                              ==========           =======           =========      =========
                                         Vanguard
                                        Total Bond                              PFF
                                          Market       Certificates of      Bancorp, Inc.     Participant
                                        Portfolio      Deposit -- Fixed      Stock Fund          Loans       Other         Total
                                        ----------     ----------------     -------------     -----------    -----         -----
Investments:
Cash and cash equivalents                      --                   --                (13)            --         --             (13)
Certificates of deposit                        --             2,136,902               --              --         --       2,136,902
Mutual funds                               286,133                  --                --              --         --       6,719,955
Common stock                                   --                   --          3,929,155             --         --       3,929,155
Loans to participants                          --                   --                --          566,672        --         566,672
                                           -------            ---------         ---------         -------    -------     ----------
     Total investments at fair value       286,133            2,136,902         3,929,142         566,672        --      13,352,671

Receivables -- employer contribution           --                   --                --              --     368,484        368,484
                                           -------            ---------         ---------         -------    -------     ----------

     Net assets available for
      plan benefits                        286,133            2,136,902         3,929,142         566,672    368,484     13,721,155
                                           =======            =========         =========         =======    =======     ==========


See accompanying notes to financial statements.

                         CAPITAL ACCUMULATION PLAN FOR
                         EMPLOYEES OF PFF BANK & TRUST

                       Statement of Net Assets Available
                      for Benefits with Fund Information

                         Year ended December 31, 1996

                                       KEYSTONE
                                      CUSTODIAN                        VALUE        CERTIFICATES      CERTIFICATES
                                         FUND         BALANCED       MOMENTUM       OF DEPOSIT -      OF DEPOSIT -
                                      SERIES S-3      PORTFOLIO      PORTFOLIO        VARIABLE           FIXED
                                      ----------      ---------      ---------      ------------      ------------
Investments:
 Cash and cash equivalents            $       --             --             --                --                --
 Certificates of deposit                      --             --             --         1,564,936         1,705,786
 Mutual funds                            953,885      1,239,420      2,748,614                --                --
 Common stock                                 --             --             --                --                --
 Loans to participants                        --             --             --                --                --
                                      ----------      ---------      ---------         ---------         ---------

      Total investments at
       fair value                        953,885      1,239,420      2,748,614         1,564,936         1,705,786

Receivables:
 Employer contribution                        --             --             --                --                --
 Participants' contributions                  --             --             --                --                --
                                      ----------      ---------      ---------         ---------         ---------

      Net assets available for
       plan benefits                  $  953,885      1,239,420      2,748,614         1,564,936         1,705,786
                                      ==========      =========      =========         =========         =========
                                        PFF
                                   BANCORP, INC.
                                       STOCK          PARTICIPANT
                                       FUND              LOANS          OTHER         TOTAL
                                   -------------      -----------       -----         -----
Investments:
 Cash and cash equivalents                 1,330               --           --           1,330
 Certificates of deposit                      --               --           --       3,270,722
 Mutual funds                                 --               --           --       4,941,919
 Common stock                          2,750,983               --           --       2,750,983
 Loans to participants                        --          420,185           --         420,185
                                       ---------          -------      -------      ----------

      Total investments at
       fair value                      2,752,313          420,185           --      11,385,139

Receivables:
 Employer contribution                        --               --      281,632         281,632
 Participants' contributions                  --               --       35,075          35,075
                                       ---------          -------      -------      ----------

      Net assets available for
       plan benefits                   2,752,313          420,185      316,707      11,701,846
                                       =========          =======      =======      ==========

See accompanying notes to financial statements.

                         CAPITAL ACCUMULATION PLAN FOR
                         EMPLOYEES OF PFF BANK & TRUST

                 Statement of Changes in Net Assets Available
                     For Benefits with Actual Information

                               December 31, 1997

                                          KEYSTONE
                                          CUSTODIAN                       VALUE        CERTIFICATES OF
                                         FUND SERIES      BALANCED       MOMENTUM         DEPOSIT -       CERTIFICATES OF
                                             S-3          PORTFOLIO      PORTFOLIO        VARIABLE        DEPOSIT -  FIXED
                                         -----------      ---------      ---------     ---------------    ----------------
Contributions:
  Employer (note 1)                       $      --              --             --                --                --
  Participants                                   --              --             --                --            62,039
                                          ---------      ----------     ----------        ----------         ---------
                                                 --              --             --                --            62,039
                                          ---------      ----------     ----------        ----------         ---------
Investment income:
  Interest and dividends earned
   on investments                                --              --             --             6,713           130,470
  Realized and unrealized gains
   and (losses)                              (7,684)        (10,145)       (26,725)               --             1,860
                                          ---------      ----------     ----------        ----------         ---------
                                             (7,684)        (10,145)       (26,725)            6,713           132,330
                                          ---------      ----------     ----------        ----------         ---------
      Total additions                        (7,684)        (10,145)       (26,725)            6,713           194,369
Deductions from net assets attributed
 to benefits paid to participants                --              --             --                --          (520,088)
Transfers into (out of) funds              (946,201)     (1,229,275)    (2,721,889)       (1,571,649)          756,835
                                          ---------      ----------     ----------        ----------         ---------
      Increase (decrease) in net assets
       available for benefits              (953,885)     (1,239,420)    (2,748,614)       (1,564,936)          431,116
Net assets available for benefits:
  Beginning of year                         953,885       1,239,420      2,748,614         1,564,936         1,705,786
                                          ---------      ----------     ----------        ----------         ---------
  End of year                             $      --              --             --                --         2,136,902
                                          =========      ==========     ==========        ==========         =========
                                                                                                               VANGUARD
                                           Franklin        T. ROWE PRICE      VANGUARD        VANGUARD        TOTAL BOND
                                           Small Cap       INTERNATIONAL    INDEX ??? 500    WELLINGTON         MARKET
                                          Growth Fund        STOCK FUND       PORTFOLIO         FUND           PORTFOLIO
                                          -----------      -------------    -------------    ----------       ----------
Contributions:
  Employer (note 1)                               --               --                --              --              --
  Participants                               186,720            87,028          209,134         170,871          25,446
                                           ---------           -------        ---------       ---------         -------
                                             186,720            87,028          209,134         170,871          25,446
                                           ---------           -------        ---------       ---------         -------
Investment income:
  Interest and dividends earned
   on investments                              9,616             2,904           24,210          41,623          16,530
  Realized and unrealized gains
   and (losses)                              131,495            (2,031)         439,819         173,888           8,237
                                           ---------           -------        ---------       ---------         -------
                                             141,111               873          464,029         215,511          24,767
                                           ---------           -------        ---------       ---------         -------
      Total additions                        327,831            87,901          773,163         386,382          50,213
Deductions from net assets attributed
 to benefits paid to participants           (154,102)          (97,091)        (213,228)       (130,413)        (10,268)
Transfers into (out of) funds              1,354,279           175,744        2,019,975       1,505,413         246,188
                                           ---------           -------        ---------       ---------         -------
      Increase (decrease) in net assets
       available for benefits              1,528,008           566,554        2,577,910       1,761,350         286,133
Net assets available for benefits:
  Beginning of year                               --                --               --              --              --
                                           ---------           -------        ---------       ---------         -------
  End of year                              1,528,008           566,554        2,577,910       1,761,350         286,133
                                           =========           =======        =========       =========         =======
                                               PFF
                                          BANCORP, INC.      PARTICIPIAL
                                           STOCK FUND           LOANS             OTHER          TOTAL
                                          -------------      -----------          -----          -----
Contributions:
  Employer (note 1)                           281,632                --           86,852         368,484
  Participants                                166,938                --          (35,075)        873,101
                                            ---------          --------          -------      ----------
                                              448,570                --           51,777       1,241,585
                                            ---------          --------          -------      ----------
Investment income:
  Interest and dividends earned
   on investments                               9,499                --               --         241,565
  Realized and unrealized gains
   and (losses)                             1,008,379                --               --       1,817,093
                                            ---------          --------          -------      ----------
                                            1,017,878                --               --       2,058,658
                                            ---------          --------          -------      ----------
      Total additions                       1,466,448                --           51,777       3,300,243
Deductions from net assets attributed
 to benefits paid to participants            (142,622)          (11,090)              --      (1,280,934)
Transfers into (out of) funds                (146,997)         (137,577)              --              --
                                            ---------          --------          -------      ----------
      Increase (decrease) in net assets     1,176,829           146,487           51,777       2,019,309
       available for benefits
Net assets available for benefits:
  Beginning of year                         2,742,313           420,185          316,707      11,701,846
                                            ---------          --------          -------      ----------
  End of year                               3,929,142           566,672          368,484      13,721,155
                                            =========          ========          =======      ==========

See accompanying notes to financial statements.

                         CAPITAL ACCUMULATION PLAN FOR
                         EMPLOYEES OF PFF BANK & TRUST

                  Statement of Changes in Net Assets Available
                       for Benefits with Fund Information

                          Year ended December 31, 1996

                                                      KEYSTONE
                                                      CUSTODIAN                          VALUE         CERTIFICATES
                                                        FUND           BALANCED         MOMENTUM       OF DEPOSIT -
                                                     SERIES S-3       PORTFOLIO        PORTFOLIO         VARIABLE
                                                     ----------       ---------        ---------       ------------
Contributions:
 Employer (note 1)                                   $   36,489          47,343           69,673             45,158
 Participants                                           111,957         171,098          350,189            131,729
                                                     ----------       ---------        ---------         ----------
                                                        148,446         218,441          419,862            176,887
                                                     ----------       ---------        ---------         ----------

Investment income:
 Interest and dividends earned on investments             7,735          43,312           68,214            107,281
 Realized and unrealized gains and (losses)             218,524         122,881          473,741                 --
                                                     ----------       ---------        ---------         ----------
                                                        226,259         166,193          541,955            107,281
                                                     ----------       ---------        ---------         ----------

       Total additions                                  374,705         384,634          961,817            284,168
                                                     ----------       ---------        ---------         ----------

Deductions from net assets attributed to
 benefits paid to participants                          (85,398)        (12,108)         (90,002)           (78,739)

Transfers into (out of) funds                          (700,402)        (28,240)         218,597         (1,225,410)
                                                     ----------       ---------        ---------         ----------

       Increase (decrease) in net assets
        available for benefits                         (411,095)        344,286        1,090,412         (1,019,981)

Net assets available for benefits:
   Beginning of year                                  1,364,980         895,134        1,658,202          2,584,917
                                                     ----------       ---------        ---------         ----------

   End of year                                       $  953,885       1,239,420        2,748,614          1,564,936
                                                     ==========       =========        =========         ==========
                                                                       PFF
                                               CERTIFICATES       BANCORP, INC.
                                               OF DEPOSIT -           STOCK          PARTICIPANT
                                                   FIXED              FUND              LOANS          OTHER         TOTAL
                                               ------------       -------------      -----------       -----         -----
Contributions:
 Employer (note 1)                                   35,014                  --               --       40,230         273,907
 Participants                                       106,061              10,763               --        7,298         889,095
                                                  ---------           ---------          -------      -------      ----------
                                                    141,075              10,763               --       47,528       1,163,002
                                                  ---------           ---------          -------      -------      ----------

Investment income:
 Interest and dividends earned on investments        77,393              12,343               --           --         316,278
 Realized and unrealized gains and (losses)              --             953,874               --           --       1,769,020
                                                  ---------           ---------          -------      -------      ----------
                                                     77,393             966,217               --           --       2,085,298
                                                  ---------           ---------          -------      -------      ----------

       Total additions                              218,468             976,980               --       47,528       3,248,300
                                                  ---------           ---------          -------      -------      ----------

Deductions from net assets attributed to
 benefits paid to participants                      (10,514)             (9,722)          (7,081)          --        (293,564)
Transfers into (out of) funds                       (95,322)          1,785,055           45,722           --              --
                                                  ---------           ---------          -------      -------      ----------

       Increase (decrease) in net assets
        available for benefits                      112,632           2,752,313           38,641       47,528       2,954,736


Net assets available for benefits:
   Beginning of year                              1,593,154                  --          381,544      269,179       8,747,110
                                                  ---------           ---------          -------      -------      ----------

   End of year                                    1,705,786           2,752,313          420,185      316,707      11,701,846
                                                  =========           =========          =======      =======      ==========

See accompanying notes to financial statements.

                         CAPITAL ACCUMULATION PLAN FOR
                         EMPLOYEES OF PFF BANK & TRUST

                         Notes to Financial Statements

                           December 31, 1997 and 1996

(1)  DESCRIPTION OF PLAN

     The following description of the Capital Accumulation Plan for Employees of PFF Bank & Trust (the Plan), formerly Pomona First Federal Savings and Loan Association Capital Accumulation Plan, provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

     GENERAL

     The Plan is a defined contribution plan covering all eligible employees of PFF Bank & Trust (the Bank or Plan Sponsor). Employees become eligible for participation in the Plan upon 6 months of employment. Participants must complete 501 hours of service to share in the employer's matching contribution. In order to become a participant, each eligible employee authorizes contributions by filing a 401(k) enrollment/change of status election. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

     In December 1994, the Bank amended and restated the Plan by adopting the Union Bank Non-Standardized 401(k) Profit Sharing Adoption Agreement.

     CONTRIBUTIONS

     No contribution is required by the Bank; however, at the discretion of its Board of Directors, the Bank may contribute out of its income and/or accumulated earned surplus an amount equal to a specified percentage of the tax-deferred contribution of the participants or a profit sharing contribution with the amount to be determined by the Board of Directors. From inception of the Plan through July 3, 1997, the maximum annual participant contribution was 15% of the participant's annual salary, as defined within the Plan. Beginning July 4, 1997 and thereafter, to avoid violating IRS regulations, the maximum annual contribution is 8%, 7% and 5% for "non-highly" compensated employees, "highly compensated" employees and "executives," respectively. For 1996, the Bank chose to match the participants' contribution at a rate of 50% of the first 6% contributed. For 1997, the Bank chose to match the participants' contributions at a rate of 100% of the first 1% and 50% of the next 6% of contributions. For "highly compensated" participants and "executives", the Bank chose to match 50% of the participants contributions up to 7% and 5%, respectively, for 1997. Forfeitures of matching contributions are used to reduce the Bank's matching contributions. For the years ended December 31, 1997 and 1996, participant forfeitures totaled $2,159 and $4,455, respectively.

     PARTICIPANT ACCOUNTS

     Each participant's account is credited with the participant's contribution and allocation of (a) the Bank's contribution and (b) Plan earnings. Allocations are based on participant earnings or account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

                         CAPITAL ACCUMULATION PLAN FOR
                         EMPLOYEES OF PFF BANK & TRUST

                   Notes to Financial Statements, Continued

     PARTICIPANTS LOANS

     Participants may borrow from their fund accounts a minimum of $1,000 up to a maximum equal to the lesser of $50,000 or 50% of their vested account balance. Loan repayments are to be made over a period not to exceed 5 years except loans for the purchase of a primary residence in which case payment may exceed 5 years. The loans are secured by the balance in the participant's account and bear interest at a rate of prime plus 1%.

     VESTING

     Participation in the Plan is voluntary. Employee contributions and the earnings as a result of each participant's contributions are 100% vested and nonforfeitable. The Bank's contributions vest to participants in accordance with a specified schedule with 100% vesting occurring after 5 years of service, on the participant's attaining age 65, or on the participant's death or total and permanent disablement.

     PAYMENT OF BENEFITS

     On termination of service, a participant may elect to receive either a lump-sum amount equal to the vested balance of his or her account or annual (or more frequent) installments over a period not to exceed the life expectancy of the participant.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF PRESENTATION

     The accompanying financial statements have been prepared on the accrual basis of accounting.

     TRUST FUND MANAGED BY INVESTMENT ADVISORY COMMITTEE

     Under the terms of the Plan, the assets of the Plan are placed in trust (the Trust), and are held under the trusteeship of Union Bank of California, N.A. (Union Bank). Assets are managed under the direction of Employee Compensation and Benefits Committee of the Bank's Board of Directors (the Committee). The Committee has delegated certain of its ordinary management and investment responsibilities to certain members of the Bank's Executive Committee and the Human Resources Director. Committee members are appointed for an indefinite term by the Bank's Board of Directors. The Committee has full discretionary authority to administer the Plan and the trust agreement.

     The investments and changes therein of these trust funds have been reported by Union Bank as having been determined through the use of fair market values based upon quotations obtained from national securities exchanges or latest bid prices. Security transactions are accounted for on a trade-date basis. Realized gains and losses on the sale of investments are computed using the average cost method.

     DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     Substantially all of the Plan's financial instruments are carried at fair value or amounts approximating fair value.

                         CAPITAL ACCUMULATION PLAN FOR
                         EMPLOYEES OF PFF BANK & TRUST

                   Notes to Financial Statements, Continued

     USE OF ESTIMATES

     Certain estimates and assumptions have been made relating to the reporting of Plan assets and liabilities to prepare the financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

     RECLASSIFICATIONS

     Certain reclassifications have been made to the prior year financial statements to conform with the current year presentation.

     ADMINISTRATIVE EXPENSES

     All administrative expenses of the Plan were paid directly by the Bank in 1997 and 1996.

(3)  INVESTMENTS

     The following table presents the cost and fair values of those investments at December 31, that represent 5% or more of the Plan's net assets.

                                                     DECEMBER 31, 1997                                 DECEMBER 31, 1996
                                      ---------------------------------------------     --------------------------------------------
      IDENTITY OF PARTY AND                                            FAIR                                              FAIR
      DESCRIPTION OF ASSET                     COST                    VALUE                    COST                     VALUE
---------------------------------     --------------------     --------------------     --------------------     -------------------

PFF Bank & Trust Certificates of
 Deposit:
   Fixed rate                         $     2,136,902                2,136,902                1,705,786                1,705,786
   Variable rate                                   --                       --                1,564,936                1,564,936

Mutual funds:
 Keystone Custodian Fund Series
  S-3                                              --                       --                  984,628                  953,885
 Balanced Portfolio                                --                       --                1,110,851                1,239,420
 Value Momentum Portfolio                          --                       --                2,219,724                2,748,614
 Vanguard Wellington Fund                   1,613,761                1,761,350                       --                       --
 Vanguard Index Trust 500
  Portfolio                                 2,097,799                2,577,910                       --                       --
 Franklin Small Cap Growth Fund             1,423,950                1,528,008                       --                       --
 PFF Bancorp, Inc. Stock Fund               2,401,110                3,929,155                1,862,122                2,752,313
                                      --------------------     --------------------     --------------------     -------------------


       Total                          $     9,673,522               11,933,325                9,448,047               10,964,954
                                      ====================     ====================     ====================     ===================


                         CAPITAL ACCUMULATION PLAN FOR
                         EMPLOYEES OF PFF BANK & TRUST

                   Notes to Financial Statements, Continued

     ALLOCATION OF PLAN ASSETS

     Employee contributions are allocated to various funds based on the election made by each participant. Net income or loss of each fund is allocated on the basis of the proportionate asset balance of each participant as of the previous valuation date after adjustment for withdrawals, distributions and other additions or subtractions that may be appropriate. Under the daily valuation record-keeping system, earnings are allocated on the basis of current shares held in each participant's account and the accounts are valued daily.

     A description of each investment fund follows:

       Franklin Small Cap Growth Fund The fund seeks long-term capital appreciation by investing in equity securities of companies with a market capitalization of less than $1 billion.

       T. Rowe Price International Stock Fund The fund seeks total return from long-term growth of capital and income by investing primarily in common stocks of established foreign issuers.

       Vanguard Index Trust 500 Portfolio The fund seeks to track, as closely as possible, the investment performance of the S&P 500 Index by investing in each of the Index's 500 stocks according to each stock's weighting in the index.

       Vanguard Wellington Fund The fund seeks to provide conservative investors with conservation of principal and reasonable current income and profits without undue risk, by investing in common stocks and bonds.

       Vanguard Total Bond Market Portfolio The fund seeks to replicate the total return of the Lehman Brothers Aggregate Bond Index by investing primarily in securities listed in the index.

       Certificates of Deposit Fixed The Fixed Rate Certificate of Deposit pays a market rate of return for a fixed term of one year.

       PFF Bancorp, Inc. Stock Fund Stock fund assets are invested in PFF Bancorp, Inc. common stock and cash and cash equivalents. PFF Bancorp, Inc., is the holding company of the Plan's sponsor, the Bank.

(4)  PLAN TERMINATION

     Although the Bank has not expressed any intent to terminate the Plan, it may do so at any time subject to the provisions of ERISA. In the event the Plan is terminated, all participants become 100% vested in their account balances.

(5)  FEDERAL INCOME TAXES

     The Internal Revenue Service has determined and informed the Bank by a letter dated July 24, 1995, that the Plan is designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Bank and the Plan's tax counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.

                         CAPITAL ACCUMULATION PLAN FOR
                         EMPLOYEES OF PFF BANK & TRUST

                   Notes to Financial Statements, Continued

(6)  RELATED PARTY TRANSACTIONS

     The Plan had $2.14 million and $3.27 million on deposit at December 31, 1997 and 1996, respectively, in certificates of deposit at the Bank, the employer. In addition, the Plan held 197,693 and 184,940 shares of common stock of PFF Bancorp, Inc. at December 31, 1997 and 1996, respectively.

                                   Schedule 1

                         CAPITAL ACCUMULATION PLAN FOR
                         EMPLOYEES OF PFF BANK & TRUST

          Line 27a - Schedule of Assets Held for Investment Purposes

                               December 31, 1997

                                                  DESCRIPTION OF INVESTMENT
                                                          INCLUDING
               IDENTITY OF                           MATURITY DATE, RATE
            ISSUE, BORROWER,                       OF INTEREST, COLLATERAL,                                          CURRENT
         LESSOR OR SIMILAR PARTY                    PAR, OR MATURITY VALUE                  COST                      VALUE
         -----------------------                  -------------------------                 ----                     -------
*PFF Bank & Trust                                 Fixed rate certificate of
                                                  deposit; 6.06%                         $ 2,136,902                2,136,902

*PFF Bancorp, Inc.                                Common Stock 197,693
                                                  shares                                   2,401,110                3,929,155


*PFF Bancorp, Inc.                                Stock Liquidity Fund                           (13)                     (13)

Franklin Small Cap Growth Fund                    Common Stock 66,638 shares               1,423,950                1,528,008

T. Rowe Price International Stock Fund            Common Stock 42,217 shares                 585,375                  566,544

Vanguard Index Trust 500 Portfolio                Common Stock 28,621 shares               2,097,799                2,577,910

Vanguard Wellington Fund                          Common Stock 59,808 shares               1,613,761                1,761,350

Vanguard Total Bond Market Portfolio              Common Stock 28,358 shares                 278,332                  286,133

Participants loans                                                                                --                  566,672
                                                                                         -----------               ----------

Assets held for investment purposes                                                      $10,537,216               13,352,671
                                                                                         ===========               ==========

* Denotes a party in interest.

See accompanying independent auditors' report.

                                   Schedule 2

                         CAPITAL ACCUMULATION PLAN FOR
                         EMPLOYEES OF PFF BANK & TRUST

                Line 27d - Schedule of Reportable Transactions

                          Year ended December 31, 1997

              (A)                                   (B)                             (C)                (D)            (E)
                                            DESCRIPTION OF ASSET
          IDENTITY OF                    (INCLUDE INTEREST RATE AND                                  SELLING         LEASE
         PARTY INVOLVED                 MATURITY IN CASE OF A LOAN)             PURCHASE PRICE        PRICE         RENTAL
         --------------                 ---------------------------             --------------       -------        ------
PFF Bancorp, Inc. Stock               Common stock purchases                      $2,658,294               --           --
PFF Bancorp, Inc. Stock               Common stock sales                                  --        2,489,734           --
Franklin Small Cap Growth Fund        Mutual fund purchases                        1,847,283               --           --
Franklin Small Cap Growth Fund        Mutual fund sales                                   --          449,496           --
Keystone Fund Series S-3              Mutual fund sales                                   --          946,201           --
Participant Loan Fund                 Loans                                          312,276               --           --
Participant Loan Fund                 Loan repayments                                     --          165,789           --
T. Rowe Price International
 Stock Fund                           Mutual fund purchases                          775,073               --           --
T. Rowe Price International
 Stock Fund                           Mutual fund sales                                   --          205,936           --
Highmark Balanced Fund                Mutual fund sales                                   --        1,229,275           --
Highmark Value Momentum Fund          Mutual fund sales                                   --        2,721,889           --
Vanguard Index Trust 500
 Portfolio                            Mutual fund purchases                        2,458,450               --           --
Vanguard Index Trust 500
 Portfolio                            Mutual fund sales                                   --          410,174           --
Vanguard Wellington Fund              Mutual fund purchases                        1,859,149               --           --
Vanguard Wellington Fund              Mutual fund sales                                   --          270,188           --
Vanguard Total Bond Market
 Portfolio                            Mutual fund purchases                          326,541               --           --
Vanguard Total Bond Market
 Portfolio                            Mutual fund sales                                   --           48,467           --
PFF Bank & Trust - Fixed CD           Certificate of deposit purchases             2,081,775               --           --
PFF Bank & Trust - Fixed CD           Certificate of deposit sales                        --       1,650,,659           --
PFF Bank & Trust -
 Variable CD                          Certificate of deposit sales                        --        1,571,667           --

              (A)                         (F)                 (G)                 (H)                 (I)
                                                                            CURRENT VALUE OF
          IDENTITY OF              EXPENSE INCURRED           COST              ASSET ON           NET GAIN
         PARTY INVOLVED            WITH TRANSACTION         OF ASSET        TRANSACTION DATE       OR (LOSS)
         --------------            ----------------         --------        ----------------       ---------
PFF Bancorp, Inc. Stock                          --        2,658,294               2,658,294             --
PFF Bancorp, Inc. Stock                          --        2,436,994               2,489,734         52,740
Franklin Small Cap Growth Fund                   --        1,847,283               1,847,283             --
Franklin Small Cap Growth Fund                   --          424,430                 449,496         25,066
Keystone Fund Series S-3                         --          953,885                 946,201         (7,684)
Participant Loan Fund                            --          312,276                      --             --
Participant Loan Fund                            --          165,789                 165,789             --
T. Rowe Price International
 Stock Fund                                      --          775,073                 775,073             --
T. Rowe Price International
 Stock Fund                                      --          189,057                 205,936         16,879
Highmark Balanced Fund                           --        1,239,420               1,229,275        (10,145)
Highmark Value Momentum Fund                     --        2,748,614               2,721,889        (26,725)
Vanguard Index Trust 500
 Portfolio                                       --        2,458,450               2,458,450             --
Vanguard Index Trust 500
 Portfolio                                       --          357,276                 410,174         52,898
Vanguard Wellington Fund                         --        1,859,149               1,859,149             --
Vanguard Wellington Fund                         --          244,469                 270,188         25,719
Vanguard Total Bond Market
 Portfolio                                       --          326,541                 326,541             --
Vanguard Total Bond Market
 Portfolio                                       --           48,272                  48,467            195
PFF Bank & Trust - Fixed CD                      --        2,081,775               2,081,775             --
PFF Bank & Trust - Fixed CD                      --        1,650,659               1,650,659             --
PFF Bank & Trust -
 Variable CD                                     --        1,571,667               1,571,667             --

See accompanying independent auditors' report.

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM 11-K

(Mark One)

[X]   ANNUAL REPORT PURSUANT TO SECTION 15(b) OF THE SECURITIES
      EXCHANGE ACT OF 1934

                     For the year ended December 31, 1997

                                      or

[_]   TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
      SECURITIES EXCHANGE ACT OF 1934

For the transition period from              to

                        Commission File Number ________

          CAPITAL ACCUMULATION PLAN FOR EMPLOYEES OF PFF BANK & TRUST
          -----------------------------------------------------------
                           (Full title of the plan)



                               PFF BANCORP, INC.
                             350 SO. GAREY AVENUE
                           POMONA, CALIFORNIA 91766
--------------------------------------------------------------------------------
(Name of issuer of the securities held pursuant to the plan and address of its principal executive office)

                             REQUIRED INFORMATION

     ITEM 4. The Capital Accumulation Plan for Employees of PFF Bank & Trust, formerly Pomona First Federal Savings and Loan Association Capital Accumulation Plan, which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), files plan financial statements and schedules prepared in accordance with the financial reporting requirements of ERISA.

     FINANCIAL STATEMENTS. Listed below are all financial statements and schedules filed as a part of the annual report.

     (a) Audited Statements of Net Assets Available for Benefits with Fund Information as of December 31, 1997 and 1996 and the related Statements Changes In Net Assets Available for Benefits with Fund Information.

EXHIBITS

(23) - AUDITORS' CONSENT

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Employee Compensation and Benefits Committee of the Board of Directors of PFF Bancorp, Inc., has duly caused this annual report to be signed by the undersigned thereunto duly authorized.

                             Capital Accumulation Plan
                             for Employees of
                             PFF Bank & Trust

Date: June 26, 1998          By: /s/ Larry M. Rinehart
                                 -----------------------------------------------
                                 Larry M. Rinehart
                                 President, Chief Executive Officer and Director PFF Bancorp, Inc.

                         INDEPENDENT AUDITORS' CONSENT


The Plan Administrator
Capital Accumulation Plan for Employees of PFF Bank & Trust

We consent to the incorporation by reference in the Registration Statement on Form S-8 of PFF Bancorp, Inc. of our report dated June 19, 1998, relating to the statement of net assets available for benefits and the statement of changes in net assets available for plan benefits of the Capital Accumulation Plan for Employees of PFF Bank & Trust as of and for the years ended December 31, 1997 and 1996 and all related schedules, which appear in the December 31, 1997 annual report on Form 11-K of the Capital Accumulation Plan for Employees of PFF Bank & Trust.

                                                           KPMG Peat Marwick LLP

Orange County, California
June 29, 1998